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                                                                   Exhibit 21.1

                                    EXHIBIT 21.1
                            SUBSIDIARIES OF THE COMPANY




                                JURISDICTION OF         NAME UNDER WHICH
 NAME OF THE SUBSIDIARY          INCORPORATION     SUBSIDIARY DOES BUSINESS

 Select Comfort SC                 Minnesota       Select Comfort SC
 Corporation                                       Corporation

 Select Comfort Retail             Minnesota       Select Comfort Retail
 Corporation                                       Corporation

 Select Comfort Direct             Minnesota       Select Comfort Direct
 Corporation                                       Corporation

 Direct Call Centers, Inc.         Minnesota       Direct Call Centers, Inc.